SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) January 10, 2000
                                                         ----------------

                             U. S. Laboratories Inc.
                             -----------------------
               (Exact name of registrant as specified in charter)

         Delaware                     0-25339                  33-0586167
         --------                     -------                  ----------
(State or other jurisdiction       (Commission File)         (IRS Employer )
     of incorporation)                Number)               Identification No.

               7895 Convoy Court
                    Suite 18
             San Diego, California                             92111
             ---------------------                             -----
     (Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code  (858) 715-5800
                                                    --------------
(Former name or former address, if changed since last report.)


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Item 2.  Acquisition or Disposition of Assets

         U. S. Laboratories ("US Labs") entered into a stock purchase agreement dated as of January 3, 2000 to purchase all the outstanding shares of BTC Laboratories Inc. ("BTC") in exchange for $500,000 in cash and $700,000 in notes. US Labs used funds raised in its initial public offering in February 1999 for the purchase. As a result of this agreement, BTC is now a wholly owned subsidiary of US Labs. The amount of consideration was determined based on arm's-length negotiations between US Labs and BTC shareholders . The purpose of the acquisition is to expand the construction materials inspection and testing services offered by US Labs in the Southern California area.

         On January 13, 2000, US Labs issued a press release announcing the agreement to acquire BTC, a copy of which is filed herewith as Exhibit 99.1.

Item 7.  Financial Statements and Exhibits

         (a)  Financial Statements of Business Acquired.

         Not applicable.

         (b)  Pro Forma Financial Information.

         The pro forma financial information required by part (b) of Item 7 for the acquisition transaction described in Item 2 above is not currently available. The required pro forma financial information will be filed in an amendment to this Report under cover of Form 8-K/A as soon as practicable, but not later than March 14, 2000, which is the first business day 60 days after the date that this Report on Form 8-K is required to be filed.

         (c) Exhibits. The following documents are filed as exhibits to this report:

2.1 Stock Purchase Agreement dated as of January 3, 2000 by U.S. Laboratories Inc., BTC Laboratories, Inc., and the two shareholders of BTC.

99.1 Press Release, dated January 13, 2000, issued by US Labs announcing the agreement to acquire BTC Laboratories, Inc.


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                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



U. S. Laboratories Inc.
(Registrant)


By:  /s/ Donald Alford
   -------------------
         Donald Alford
         Executive Vice President
           And Secretary

Date: January 20, 2000




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                                 Exhibits Index

        Exhibit                  Description

          2.1 Stock Purchase Agreement dated as of January 3, 2000 by U.S. Laboratories Inc., BTC Laboratories, Inc., and the two shareholders of BTC.

          99.1 U. S. Laboratories Inc. Press Release dated January 13, 2000 announcing the acquisition of BTC Laboratories, Inc.



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